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                                                                     Exhibit 3.1



                            CERTIFICATE OF AMENDMENT

                                       TO

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           UNITED ROAD SERVICES, INC.


          The undersigned, the Chief Executive Officer of United Road Services, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

          1. The name of the Corporation is United Road Services, Inc.

          2. Article FOURTH of the Corporation's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") is hereby amended and restated in its entirety as follows:

                    FOURTH. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation shall have the authority to issue is 40,000,000 shares of capital stock divided into (a) 35,000,000 shares of Common Stock having a par value of $0.01 per share, and (b) 5,000,000 shares of Preferred Stock having a par value of $0.001 per share.

                    Effective at 11:59 p.m. on May 4, 2000, (the "Effective Time"), all issued and outstanding shares of Common Stock ("Existing Common Stock") shall be and hereby are automatically combined and reclassified as follows: each ten shares of Existing Common Stock shall be combined and reclassified (the "Reverse Split") as one share of issued and outstanding Common Stock ("New Common Stock"), provided that there shall be no fractional shares of New Common Stock. In the case of any holder of fewer than ten shares of Existing Common Stock or any number of shares of Existing Common Stock which, when divided by ten, does not result in a whole number (a "Fractional Share Holder"), the fractional share interest of New Common Stock held by such Fractional Share Holder as a result of the Reverse Split shall be canceled and such Fractional Share Holder shall be entitled to receive an amount in cash equal to the value, based on the market price, of such fractional share interest at the Effective Time.

                    The Corporation shall, through its transfer agent, provide certificates representing New Common Stock to holders of Existing Common Stock in exchange for certificates representing Existing Common Stock. From and after the Effective Time, certificates representing shares of Existing Common Stock are
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          hereby canceled and shall represent only the right of the holders thereof to receive New Common Stock.

                    From and after the Effective Time, the term "New Common Stock" as used in this Article FOURTH shall mean Common Stock as provided in the Certificate of Incorporation.

          3. The foregoing amendment was duly approved and adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and the By-Laws of the Corporation at a meeting of the Board of Directors of the Corporation held on May 2, 2000, at which a quorum was present and acting throughout. The Board of Directors declared the advisability of the amendment and directed that the amendment be submitted to the stockholders of the Corporation for approval.

          4. At a Special Meeting of the Stockholders of the Corporation held on May 4, 2000, duly called and held in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware, a majority of the shares of the outstanding Common Stock entitled to vote thereon were voted in favor of the amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

          5. This amendment shall be effective as of the Effective Time.

          The undersigned, being the Chief Executive Officer of the Corporation, for purposes of amending its Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, acknowledges that it is his act and deed and that the facts stated herein are true, and has signed this instrument on May 4, 2000.

                                       UNITED ROAD SERVICES, INC.


                                       By:  /s/ Gerald R. Riordan
                                            ----------------------------
                                            Gerald R. Riordan
                                            Chief Executive Officer

ATTEST:

/s/ Donald J. Marr
----------------------------
Donald J. Marr
Chief Financial Officer




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